EXECUTION VERSION

AMENDMENT NO. 7
Dated as of July 25, 2016
to
CREDIT AGREEMENT
Dated as of June 23, 2011
THIS AMENDMENT NO. 7 (this “Amendment”) is made as of July 25, 2016 by and among (i) Unisys Corporation (the “Borrower”), (ii) Unisys Holding Corporation, Unisys NPL, Inc. and Unisys AP Investment Company I (each a “Guarantor” and, collectively, the “Guarantors” and, collectively with the Borrower, the “Credit Parties”), (iii) the undersigned Lenders and (iv) Wells Fargo Bank, National Association, as administrative agent (the “Agent”), under that certain Credit Agreement dated as of June 23, 2011 by and among the Borrower, the other Credit Parties, the Lenders and the Agent (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
WHEREAS, the Credit Parties have requested that the Lenders amend the Credit Agreement to provide flexibility for the issuance by the Borrower of certain senior notes (the “New Notes Issuance”) which may be secured and constitute Non-ABL Priority Lien Debt and utilize a portion of the Non-ABL Priority Lien Cap (the “New Notes”) (which New Notes Issuance may result each Credit Party granting a Lien to secure the 2017 Notes in accordance with the equal and ratable sharing clause of the 2017 Notes Indenture) (the “Specified Transactions”); and
WHEREAS, the Credit Parties, the Lenders party hereto and the Agent have agreed to amend the Credit Agreement to, among other things, provide the Borrower the flexibility to consummate the Specified Transactions on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Credit Parties, the Lenders party hereto and the Agent hereby agree to enter into this Amendment.
1.Amendments to Credit Agreement. Effective as of the Amendment No. 7 Effective Date (as defined below) upon the satisfaction of the conditions specified in Section 3 below, the parties hereto agree that the Credit Agreement is hereby amended as follows:
(a)    Each of Sections 3.3, 3.19, 3.22, and 3.29 of the Credit Agreement is hereby amended to delete the reference to “Amendment No. 3 Effective Date” appearing therein and substitute “Amendment No. 7 Effective Date” therefor.
(b)    Section 3.28 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Section 3.28    Senior Notes. As of the Amendment No. 7 Effective Date, the Borrower has delivered to Agent a complete and correct copy of the 2017 Notes Indenture and the 2021 Convertible Senior Notes Indenture (in each case, including all material amendments, modifications and supplements thereto). Upon consummation of the New Notes Issuance, the Borrower has delivered to Agent a complete and correct copy of the 2017 Notes Indenture, the New Notes Indenture, the 2021 Convertible Senior Notes Indenture, and (if applicable) the Collateral Trust Agreement (in each case, including all material amendments, modifications and supplements thereto). All Obligations, including the L/C Reimbursement Obligations, constitute (a) Indebtedness permitted under the 2017 Notes Indenture, the 2021 Convertible Senior Notes Indenture, and, upon consummation of the New Notes Issuance, the New Notes Indenture and (if applicable) the Collateral Trust Agreement, (b) if applicable, “Permitted ABL Debt Obligations” (as defined in the Collateral Trust Agreement) and (c) if applicable, “ABL Obligations” (as defined in the Intercreditor Agreement) entitled to the benefits of the provisions contained in the Intercreditor Agreement.”
(c)    Section 5.5(a)(ii) of the Credit Agreement is hereby amended to delete the parenthetical appearing there and substitute the following therefor:
“(other than letters of credit in existence on the Closing Date, which will be deemed to be incurred under clause (i) (to the extent provided in Section 1.1(b)(viii)) or clause (xvi) below)”.
(d)    Section 5.5(a)(v)(1) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(1)     neither the Borrower nor any Subsidiary Guarantor shall incur any Non-ABL Priority Lien Debt if the aggregate principal amount outstanding under this clause (v) (as of any date of incurrence of Indebtedness under this clause (v) and after giving pro forma effect to the application of any net proceeds therefrom within thirty-five (35) days of the date of such incurrence) would exceed $300.0 million, unless the Credit Parties were in compliance with the covenants set forth in Article VI as of the end of the most recent fiscal quarter for which financial statements have been delivered hereunder (regardless of whether any such covenant is required to be tested as of such date pursuant to Article VI); provided that, solely for purposes of determining whether the foregoing is satisfied with respect to the New Notes Issuance and the transactions contemplated by a supplemental indenture to secure the 2017 Notes in accordance with the equal and ratable sharing clause of the 2017 Notes Indenture in connection with the New Notes Issuance, the minimum Fixed Charge Coverage Ratio permitted under Section 6.2 as of the applicable Fiscal Quarter shall be deemed to be 1.00 to 1.00;”.
(e)    Section 5.5(a)(v) is hereby amended to delete the phrase “to refinance the 2017 Notes” appearing in subclause (2) thereof and replacing the period appearing at the end of subclause (2) thereof with the phrase “; and”.
(f)    Section 5.5(a)(v) is hereby amended to add a new subclause (3) following subclause (2) thereof as follows:
“(3)    any Non-ABL Priority Lien Debt or unsecured indebtedness incurred pursuant to this Section 5.5(a)(v) after the Amendment No. 7 Effective Date shall have a stated maturity date of no sooner than 90 days after the Revolving Termination Date as in effect at the time of such incurrence.”

(g)    Section 5.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Section 5.13    Amendments to Note Documents. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, amend, supplement, waive or otherwise modify any provision of (a) the 2017 Notes Indenture, (b) the 2021 Convertible Senior Notes Indenture, (c) upon consummation of the New Notes Issuance, the New Notes Indenture or (if applicable) the Collateral Trust Agreement, or (e) any other Contractual Obligation governing Non-ABL Priority Debt in each case in a manner which would reasonably be expected to have a Material Adverse Effect or if the effect of such change or amendment is to: (i) increase the stated interest rate on such Indebtedness; (ii) shorten the stated dates upon which payments of principal or interest are due on such Indebtedness; (iii) change the subordination provisions (if any) thereof (or the subordination terms of any guaranty thereof) in any manner materially adverse to the interests of the Agent or the Lenders; or (iv) change or amend any other terms if such changes or amendments would materially increase the obligations of the Credit Parties or confer additional material rights on the holder of such Indebtedness in a manner which, taken as a whole, is materially adverse to the Credit Parties, Agent or Lenders; provided that the Credit Parties may supplement the 2017 Notes Indenture to secure the 2017 Notes in accordance with the equal and ratable sharing clause of the 2017 Notes Indenture in connection with the consummation of the New Notes Issuance.”
(h)    Section 5.14 of the Credit Agreement is hereby amended to delete the clause “Except pursuant to the Loan Documents, the 2012 Note Indenture, the 2014 Notes Indenture, the 2015 Notes Indenture, the 2016 Notes Indenture, and the Collateral Trust Agreement (or any indenture or agreement pursuant to which the Existing Notes are then outstanding or any permitted refinancing thereof),” appearing at the beginning of such section and substitute the following therefor:
“Except pursuant to (a) the Loan Documents, (b) the 2017 Notes Indenture, (c) upon consummation of the New Notes Issuance, the New Notes Indenture, (d) the 2021 Convertible Senior Notes Indenture, or (e) upon consummation of the New Notes Issuance, the Collateral Trust Agreement (or any indenture or agreement pursuant to which the 2017 Notes, New Notes, or 2021 Convertible Senior Notes are then outstanding or any permitted refinancing thereof),”.
(i)    Section 7.1(e) of the Credit Agreement is amended to amend and restate clause (iii) thereof in its entirety as follows:
“(iii) any “Event of Default” shall occur under (A) the 2017 Notes Indenture, (B) upon consummation of the New Notes Issuance, the New Notes Indenture, (C) the 2021 Convertible Senior Notes Indenture (or the equivalent of any “Event of Default” shall occur under the definitive documents evidencing any Permitted Refinancing Indebtedness with respect to the 2017 Notes, the New Notes or the 2021 Convertible Senior Notes) and such applicable “Event of Default” shall not have been annulled, waived or rescinded in accordance with the terms of such documents;”.
(j)    Section 9.26 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 9.26    Lien Sharing and Priority Confirmation; Intercreditor Agreement, etc..
(a)    For the enforceable benefit of all holders of each existing and future series of secured indebtedness entitled to the benefits of the Collateral Trust Agreement, and their representatives party to such Collateral Trust Agreement, each of the Lenders, by execution of this Agreement:
(i)        acknowledges and agrees that the holders of the obligations evidenced by the Loan Documents are bound by the provisions of the Collateral Trust Agreement and the Intercreditor Agreement, including the provisions relating to the ranking of Liens and the order of application of proceeds from enforcement of Liens; and
(ii)        consents to the performance of, and directs the Agent to perform, its obligations under the Collateral Trust Agreement and the Intercreditor Agreement.
(b)    The Agent is authorized and directed to execute on behalf of the Lenders any amendments to Section 9.26(a) to reflect the specific wording of any lien sharing and priority confirmation required by the terms of any Collateral Trust Agreement or Intercreditor Agreement entered into in accordance with the provisions of this Agreement, which amendments shall be effective without any further approval or execution by the Lenders.
(c)    The Agent is authorized and directed to enter into an Intercreditor Agreement in connection with the New Notes Issuance, and to take such other actions and execute and deliver such other documents and agreements as shall be required to effectuate the terms thereof.”
(k)    Section 11.1 of the Credit Agreement is hereby amended to delete the definitions of “2012 Notes”, “2012 Notes Indenture”, “2012 Notes Trustee”, “2014 Notes”, “2014 Notes Trustee”, “2014 Notes Indenture”, “2014 Notes Trustee”, “2015 Notes”, “2015 Notes Indenture”, “2015 Notes Trustee”, “2016 Notes”, “2016 Notes Indenture”, “2016 Notes Trustee” and “Existing Notes”.
(l)    Section 11.1 of the Credit Agreement is hereby amended to add the following definitions thereto in the appropriate alphabetical order:
“2021 Convertible Senior Notes” means the unsecured 5.50% Convertible Senior Notes Due 2021 issued by the Borrower pursuant to the 2021 Convertible Senior Notes Indenture.
“2021 Convertible Senior Notes Indenture” means the Indenture, among the Borrower, the “Subsidiary Guarantors” from time to time party thereto and the 2021 Convertible Notes Trustee.
“2021 Convertible Notes Trustee” means Wells Fargo Bank, National Association, in its capacity as “Trustee” under the 2021 Convertible Senior Notes Indenture and any successor “Trustee” under the 2021 Convertible Senior Notes Indenture.
“Amendment No. 7 Effective Date” means July 25, 2016.

“New Notes” means the senior secured notes issued pursuant to the New Notes Issuance.
“New Notes Indenture” means an indenture governing the New Notes, among the Borrower, the “Subsidiary Guarantors” from time to time party thereto and the New Notes Trustee.
“New Notes Issuance” means the issuance by the Borrower of certain senior notes; provided, that such senior notes will be incurred utilizing the Non-ABL Priority Lien Cap; provided further that, if such senior notes are secured (i) such senior notes will constitute Non-ABL Priority Lien Debt, and (ii) the collateral trustee with respect to such senior notes shall have entered into an Intercreditor Agreement with the Agent.
“New Notes Trustee” means the indenture trustee initially party to the New Notes Indenture and any successor “Trustee” under the New Notes Indenture.
(m)    Section 11.1 of the Credit Agreement is hereby amended to amend and restate the definitions of “2017 Notes”, “2017 Notes Indenture”, “Collateral Trust Agreement”, “Control Agreement”, “Intercreditor Agreement”, “Material Contract”, “Non-ABL Priority Lien Cap” and “Non-ABL Priority Lien Debt” in their entirety as follows:
“2017 Notes” means the 6¼% Senior Secured Notes Due 2017 issued by the Borrower pursuant to the 2017 Notes Indenture.
“2017 Notes Indenture” means the Indenture dated as of June 1, 2012, as supplemented by the First Supplemental Indenture dated as of August 21, 2012, each among the Borrower, the “Subsidiary Guarantors” from time to time party thereto and the 2017 Notes Trustee.
“Collateral Trust Agreement” means a collateral trust agreement among the Borrower, the “Guarantors” from time to time party thereto, the “Secured Debt Representatives” from time to time party thereto and a collateral trustee, entered into in connection with any Non-ABL Priority Lien Debt that is in form and substance acceptable to the Agent and the Required Lenders in their sole and absolute discretion (provided that any collateral trust agreement that is substantially identical in all respects material to the Lenders to the collateral trust agreement that was in effect on the Closing Date in connection with the Existing Notes shall be deemed to be in form and substance acceptable to the Required Lenders in their discretion).
“Control Agreement” means a multi-party deposit account, securities account or commodities account control agreement by and among the applicable Credit Party, the Agent, the collateral trustee under the Collateral Trust Agreement (if applicable), the 2017 Notes Trustee (if applicable), the New Notes Trustee (if applicable) and the depository, securities intermediary or commodities intermediary, and each in form and substance satisfactory to Agent and, in any event, providing to Agent “control” of such deposit account, securities or commodities account within the meaning of Articles 8 and 9 of the UCC.
“Intercreditor Agreement” means an intercreditor agreement entered into by the Agent in connection with any Non-ABL Priority Lien Debt that is in form and substance acceptable to the Agent and the Required Lenders in their sole and absolute discretion.

“LIBOR” means, for each Interest Period, the offered rate per annum for deposits of Dollars for the applicable Interest Period that appears on Reuters Screen LIBOR 01 PAGE as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period (and, if any such rate is below zero, the LIBOR shall be deemed to be zero). If no such offered rate exists, such rate will be the rate of interest per annum, as determined by Agent at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period by major financial institutions reasonably satisfactory to Agent in the London interbank market for such Interest Period for the applicable principal amount on such date of determination.
“Material Contract” means each of (a) the 2017 Notes Indenture, (b) the 2021 Convertible Senior Notes Indenture, (c) upon consummation of the New Notes Issuance, the New Notes Indenture and, if applicable, the Collateral Trust Agreement, and (e) any other principal contract or agreement governing Indebtedness for borrowed money of the Borrower or any Domestic Subsidiary with operations in the United States in an amount in excess of $50.0 million.
“Non-ABL Priority Lien Cap” means (a) prior to the New Notes Issuance, $500.0 million, and (b) upon consummation of the New Notes Issuance, $750.0 million.
“Non-ABL Priority Lien Debt” means any Indebtedness that is secured by Non-ABL Priority Liens, provided that such Indebtedness is governed by an indenture or a credit agreement, as applicable, or other agreement that includes a Lien Sharing and Priority Confirmation.
(n)    Section 11.1 of the Credit Agreement is hereby amended to amend the definition of “Disqualified Stock” appearing therein to delete the second parenthetical therein.
(o)    Exhibit B to Exhibit 4.2(b) of the Credit Agreement is hereby amended by (i) replacing the text “repurchase of the Existing Notes” with “repurchase of the 2017 Notes”, (ii) replacing the text “January 1, 2011” with “July 31, 2016”, and (iii) replacing the text “$170,000,000” with “$50,000,000”, in each case in item 2 thereof.
(p)    Exhibit B to Exhibit 4.2(b) of the Credit Agreement is hereby amended by adding the following add back after the add back for “Consolidated FAS 87 Pension Expenses” in item 2 of Exhibit B to Exhibit 4.2(b) of the Credit Agreement:

plus

The amount of any non-cash settlement charges deducted from net income (or loss) above caused by or attributable to the restructuring of pension plans of Borrower and its Subsidiaries (which shall not be duplicative to any other add-back item in this EBITDA calculation):

$____________
(q)    Schedules 3.19 and 3.22 to the Credit Agreement are hereby amended and restated in their entirety as set forth on Exhibit A hereto.

2.    Amendment to the Guaranty and Security Agreement. Upon consummation of the New Notes Issuance and entry into of an Intercreditor Agreement in connection therewith, the parties hereto agree that the Guaranty and Security Agreement shall be amended to amend and restate the legend appearing thereon as follows (with the blanks appropriately filled in and with such other changes as may be required by the terms of the Intercreditor Agreement):
“NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO WELLS FARGO BANK, NATIONAL ASSOCIATION, AS AGENT, PURSUANT TO THIS GUARANTY AND SECURITY AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY WELLS FARGO BANK, NATIONAL ASSOCIATION, AS AGENT, HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, DATED AS OF _________, 2016 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG UNISYS CORPORATION, [______________], AS COLLATERAL TRUSTEE, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS AGENT, AND CERTAIN OTHER PERSONS WHICH MAY BE OR BECOME PARTIES THERETO OR BECOME BOUND THERETO FROM TIME TO TIME. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS GUARANTY AND SECURITY AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.”
3.    Conditions of Effectiveness. This Amendment shall become effective on the date first written above (the “Amendment No. 7 Effective Date”) upon the satisfaction of the following conditions precedent:
(a)    Agent shall have received counterparts of this Amendment duly executed by each Credit Party and the Required Lenders; and
(b)    Agent shall have received payment in full of all fees and all reimbursements of costs or expenses, in each case, invoiced prior to the Amendment No. 7 Effective Date and due and payable under any Loan Document on or before the Amendment No. 7 Effective Date.
4.    Representations and Warranties of the Credit Parties. Each Credit Party hereby represents and warrants as follows:
(a)    This Amendment and each of the Credit Agreement and the Guaranty and Security Agreement (each as amended hereby), as applicable, constitute legal, valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
(b)    As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing or would reasonably be expected to result from the effectiveness of this Amendment and (ii) each of the representations and warranties of such Credit Party set forth in the Credit Agreement or any other Loan Document to which such Credit Party is a party is true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent any such representation or warranty expressly relates to an earlier date (in which event such representation or warranty was true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date).

5.    Reference to and Effect on the Credit Agreement and Guaranty and Security Agreement.
(a)    Upon the effectiveness hereof, each reference to the Credit Agreement and the Guaranty and Security Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement and the Guaranty and Security Agreement, as applicable, as amended hereby.
(b)    The Credit Agreement, the Guaranty and Security Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c)    Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Guaranty and Security Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
6.    Consent and Reaffirmation. Without in any way establishing a course of dealing by the Agent or any Lender, each of the undersigned Credit Parties consents to the Amendment and reaffirms the terms and conditions of the Credit Agreement and any other Loan Document executed by it and acknowledges and agrees that such Credit Agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.
7.    Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
8.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
9.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

UNISYS CORPORATION,
as the Borrower

By:    /s/Scott A. Battersby
Name:    Scott A. Battersby
Title:    Vice President and Treasurer

UNISYS HOLDING CORPORATION,
as a Credit Party

By:    /s/John D. Bereschak
Name:    John D. Bereschak
Title:    Vice President

UNISYS NPL, INC.,
as a Credit Party

By:    /s/John D. Bereschak
Name:    John D. Bereschak
Title:    Vice President

UNISYS AP INVESTMENT COMPANY I,
as a Credit Party

By:    /s/John D. Bereschak
Name:    John D. Bereschak
Title:    Vice President

Signature Page to Amendment No. 7 to
Credit Agreement dated as of June 23, 2011
Unisys Corporation

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender

By:    /s/Robert H. Waters, Jr.
Name:    Robert H. Waters, Jr.
Title:    Duly Authorized Signatory

Signature Page to Amendment No. 7 to
Credit Agreement dated as of June 23, 2011
Unisys Corporation

CITIBANK, N.A., as a Lender

By:    /s/Allister Chan
Name:    Allister Chan
Title:    Vice President

Signature Page to Amendment No. 7 to
Credit Agreement dated as of June 23, 2011
Unisys Corporation

HSBC BANK USA, N.A., as a Lender

By:    /s/Chris Burns
Name:    Chris Burns
Title:    Vice President

Signature Page to Amendment No. 7 to
Credit Agreement dated as of June 23, 2011
Unisys Corporation

CITIZENS BUSINESS CAPITAL, A DIVISION OF CITIZENS ASSET FINANCE, INC., as a Lender

By:    /s/Kenneth Wales
Name:    Kenneth Wales
Title:    Vice President

Signature Page to Amendment No. 7 to
Credit Agreement dated as of June 23, 2011
Unisys Corporation

BANK OF AMERICA, N.A., as a Lender

By:    /s/Christy Lynn Bowen
Name:    Christy Lynn Bowen
Title:    Vice President

Signature Page to Amendment No. 7 to
Credit Agreement dated as of June 23, 2011
Unisys Corporation